Exhibit 99.1

Q1 FISCAL 2021 LETTER TO SHAREHOLDERS MAY 11, 2021

Dear Shareholders,

Today, we are pleased to share our Q1 2021 results with you.

As mentioned in our Q4 2020 Shareholder letter, our general reporting approach will be to publish a quarterly shareholder letter detailing the results for the quarter, followed by an investor call to briefly review the main highlights and focus on Q&A.

We saw strong technical and business progress during the quarter. In particular, the following results were noteworthy:

Volkswagen Milestone

At the end of the quarter, we were pleased to report that we met a contractually committed milestone with Volkswagen, which resulted in an additional $100M investment into QuantumScape in April. The milestone required that we deliver, and VW test in their labs in Germany by the end of the quarter to confirm, cells with separator thickness and area near production targets that would operate at predetermined rates of power and temperatures for a specified number of cycles. Meeting this key technical milestone demonstrates our ability to make separators with near production-intent thickness and area, a critical step toward industrialization.

The cells we delivered to VW were among the best we have ever made, reflecting continued progress on the engineering and process fronts. We would like to take a moment to thank the QuantumScape engineering team for their consistent execution on our customer commitments, especially considering the limitations imposed by pandemic-related shutdowns.

Multilayer Progress

On our last earnings call, we reported the first successful test results from multilayer cells with four-stacked-unit layers. As a reminder, each unit layer consists of a cathode, a solid-state separator, and an in-situ formed lithium-metal anode. We reported that the cycle life and capacity retention of these multilayer cells were comparable to those published for our single-layer cells in December. As we stated at the time, to address capacity constraints, we made these multilayer cells by cutting our standard separators (70x85mm) into four smaller separators (30x30mm). We set a goal for later this year to demonstrate similar four-layer cells with large-area commercially relevant (70x85mm) separators.

We are pleased to report that the team has made four-layer cells in the larger form factor. The data from initial testing looks promising, showing ~450 cycles to date with excellent capacity retention, with the cells continuing to cycle, as shown in the figure below.

The data from initial cell testing confirms that the cycling performance of these full-sized four-layer cells is similar to that of the 30x30mm four-layer cells we reported on our last earnings call, which was similar to the single-layer data reported in December.

We believe that the successful build of these four-layer commercially relevant-area (70x85mm) cells demonstrates our continued success at executing on our goals, and reaffirms our belief that we are on track to meet our 8-10-layer cell milestone by year end and commercially relevant prototype samples by 2022. This progress also reflects the success of the team’s efforts to both increase the throughput of our engineering line and design the multilayer cell.

Zero Externally Applied Pressure

In another promising development, we report today testing data of our cells with zero externally applied pressure (i.e., one atmosphere of total pressure) in coin-sized cells. This is noteworthy because other solid-state lithium-metal efforts that we are aware of have generally required externally applied pressure to cycle. Pressure often is used to ensure good interfacial contact between the layers that make up the cell, without which the cell would have unacceptably high resistance and poor power performance. However, delivering very high pressures, as some solid-state cells require, adds cost and complexity to the system. As the data below shows, the cells achieved over 1,000 cycles with good capacity retention, even with zero externally applied pressure. Testing was conducted at 1C/1C, 30 °C and 100% depth of discharge, with a Li-free anode. The fact that these cells cycled with zero externally applied pressure and zero lithium on the anode as manufactured makes these results even more significant. We did this work in coin-sized cells, which is the platform we use for early research developments. While there is more work to be done to replicate these results in larger-area cells, achieving these results in this form factor is an important first step toward introducing this capability into larger cells.

We believe that being able to manufacture cells that require zero externally applied pressure could enable us to address markets beyond automotive, such as consumer electronics, where applying pressure is impractical due to size constraints, and while not necessary for automotive applications, could simplify automotive module and pack design in the future.

QS-0 Momentum

Since the announcement of QS-0, our planned pre-pilot line, we have continued to see strong inbound interest in our technology from multiple prospective customers. To serve this increased interest, we decided to double the initial planned capacity of QS-0 to over 200,000 cells annually, corresponding to hundreds of test cars per year. QS-0 is designed to use continuous-flow manufacturing tools consistent with those we expect to use in commercial production. Supporting this expansion was one reason for the equity offering in March, which raised $478M in gross proceeds, of which approximately half will be used to fund the expansion of QS-0. Additional capital from the equity offering will be applied to fund the buildout of QS-1, our joint venture with VW, which will target commercial production in the 2024- 2025 timeframe.

Last month, we signed a new long-term lease on an approximately 197,000-square-foot facility near our headquarters that will house the QS-0 line as well as other R&D activity. We plan to move into this new facility in the fourth quarter of this year.

2021 Outlook

With the expansion of our QS-0 line and the associated equity offering, we plan to increase spending in 2021 to continue our momentum. Based on our new projections, we expect cash spend on operations and capex for the full year to be between $260M and $320M to support our development activities and the higher capacity QS-0 line. Net of financing proceeds from our follow-on equity offering, VW investment, and public warrant exercises, we expect to enter 2022 with greater than $1.3B in liquidity, reflecting a net increase of more than $300M compared to our liquidity entering the year. We believe this capital fully funds QuantumScape through initial QS-1 production and additionally contributes to the subsequent QS-1 expansion.

We have already accomplished two of the four previously announced milestones for 2021 and have made strong progress toward the third, as illustrated on the chart below. We satisfied the VW technical milestone, secured the facility that will house our QS-0 line, and demonstrated the performance of the initial builds of the four-layer commercially relevant area battery cells. Our remaining stated milestones for the year are to complete the development and testing of the four-layer commercially relevant area cells and then to build 8-10-layer full-sized battery cells that meet our test criteria.

Looking forward, we aim to deliver prototype samples in commercially relevant form factors to auto OEMs from our engineering line in 2022; provide cells for R&D test cars from QS-0 in 2023; and enter commercial production in the 2024-2025 timeframe.

Summary

In summary, we are pleased with our progress this quarter. Since going public in November, we have advanced our technology considerably and hit our key technical goals, as demonstrated in the technical performance data we have released. We have deepened engagements with prospective customers. We have strengthened our cash position. And by embarking on the buildout of our QS-0 pre-pilot line, we will be better prepared to take on the challenges of high-volume production scaling.

We are also mindful of the great amount of work to be done. As we have previously disclosed, there remain many development tasks ahead, including increasing the throughput, yield, reliability, uniformity, and layer count of our cells, installing and optimizing higher-volume manufacturing equipment, designing and engineering our cell and its packaging to meet rigorous automotive specifications (e.g., calendar life, mechanical and abuse testing), and developing the final manufacturing processes.

We remain focused on execution and bringing our technology into mass production. We believe that increasing the penetration of electric vehicles requires making EVs that people want to buy, which requires a breakthrough in battery technology of the type we are pioneering here at QuantumScape. The progress detailed above shows we are making steady progress toward this ambitious goal. We look forward to continued execution on our goals as we work to create a more sustainable future.

Jagdeep Singh	Kevin Hettrich
Founder, CEO & Chairman	CFO

QuantumScape Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and per Share Amounts)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents ($3,381 and $3,406 as of March 31, 2021 and December 31, 2020, respectively, for joint venture)	$762,341	$113,216
Marketable securities	771,101	884,336
Prepaid expenses and other current assets	8,502	11,616

Total current assets	1,541,944	1,009,168
Property and equipment, net	59,533	43,696
Right-of-use lease asset	12,031	11,712
Other assets	2,829	2,193

Total assets	$1,616,337	$1,066,769

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities
Accounts payable	$9,871	$5,383
Accrued liabilities	4,160	2,701
Accrued compensation	5,355	2,391
Operating lease liability, short-term	1,465	1,220
Strategic premium, short-term	503	655

Total current liabilities	21,354	12,350
Operating lease liability, long-term	11,344	11,244
Assumed common stock warrant liabilities	288,039	689,699

Total liabilities	320,737	713,293

Redeemable non-controlling interest	1,694	1,704
Stockholders’ equity
Preferred stock- $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock - $0.0001 par value; 1,250,000,000 shares authorized (1,000,000,000 Class A and 250,000,000 Class B); 233,610,488 Class A and 156,161,849 Class B shares issued and outstanding as of March 31, 2021, 207,769,091 Class A and 156,224,614 Class B shares issued and outstanding as of December 31, 2020	39	36
Additional paid-in-capital	3,346,442	2,329,406
Accumulated other comprehensive (loss) income	143	(31)
Accumulated deficit	(2,052,718)	(1,977,639)

Total stockholders’ equity	1,293,906	351,772

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,616,337	$1,066,769

QuantumScape Corporation

Consolidated Statements of Operations and Comprehensive Loss

(In Thousands, Except Share and per Share Amounts)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$29,465	$13,347
General and administrative	15,210	2,569

Total operating expenses	44,675	15,916

Loss from operations	(44,675)	(15,916)
Other (expense) income:
Interest income	247	538
Change in fair value of assumed common stock warrant liabilities	(30,764)	—
Other income	103	—

Total other (expense) income	(30,414)	538

Net loss	(75,089)	(15,378)
Less: Net (loss) income attributable to non-controlling interest, net of tax of $0 for the three months ended March 31, 2021 and 2020	(10)	(4)

Net loss attributable to common stockholders	$(75,079)	$(15,374)

Net loss	$(75,089)	$(15,378)
Other comprehensive (loss) income:
Unrealized gain on marketable securities	174	315

Total comprehensive loss	(74,915)	(15,063)
Less: Comprehensive (loss) income attributable to non-controlling interest	(10)	(4)

Comprehensive loss attributable to common stockholders	$(74,905)	$(15,059)

Basic and Diluted net loss per share	$(0.20)	$(0.06)
Basic and Diluted weighted-average common shares outstanding	368,783,516	239,792,967

QuantumScape Corporation

Consolidated Statements of Cash Flows

(In Thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(75,089)	$(15,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,201	1,442
Amortization of right-of-use assets	371	300
Amortization of premiums and accretion of discounts on marketable securities	2,410	(53)
Amortization of strategic premium	(151)	(164)
Gain on property and equipment disposals	(104)	—
Stock-based compensation expense	11,676	2,197
Change in fair value of assumed common stock warrant liabilities	30,764	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,479	(165)
Accounts payable, accrued liabilities and accrued compensation	4,252	600
Operating lease liability	(345)	(260)

Net cash used in operating activities	(21,536)	(11,481)
Investing activities
Purchases of property and equipment	(13,269)	(4,934)
Proceeds from disposal of property and equipment	108	—
Proceeds from maturities of marketable securities	111,000	32,000

Net cash (used in) provided by investing activities	97,839	27,066
Financing activities
Proceeds from exercise of stock options	880	13
Proceeds from exercise of warrants	109,133	—
Payment of Business Combination share issuance costs	(1,016)	—
Proceeds from issuance of common stock, net of issuance costs paid	463,825	—

Net cash provided by financing activities	572,822	13

Net increase (decrease) in cash, cash equivalents and restricted cash	649,125	15,598
Cash, cash equivalents and restricted cash at beginning of period	115,409	25,596

Cash, cash equivalents and restricted cash at end of period	$764,534	$41,194

Supplemental disclosure of cash flow information
Purchases of property and equipment, accrued but not paid	$8,944	$1,423
Common stock issuance costs, accrued but not paid	$899	$—
Fair value of assumed common stock warrants exercised	$432,424	$—

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

($ in Thousands)	Three Months Ended March 31,
	2021	2020
GAAP net loss attributable to QuantumScape	$(75,079)	$(15,374)
Interest expense (income), net	(247)	(538)
Other expense (income), net	(103)	-
Change in fair value of assumed common stock warrant liabilities	30,764	-
Net gain (loss) attributable to non-controlling interests	(10)	(4)
Stock-based compensation	11,676	2,197

Non-GAAP operating loss	$(32,999)	$(13,719)
Depreciation and amortization expense	2,050	1,278

Adjusted EBITDA	$(30,949)	$(12,441)

Management’s Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the federal securities laws and information based on management’s current expectations as of the date of this current report. All statements other than statements of historical fact contained in this current report, including statements regarding the future development of the Company’s battery technology, the anticipated benefits of the Company’s technologies and the performance of its batteries, plans and objectives for future operations, forecasted cash usage, including spending and investment, are forward-looking statements. When used in this current report, the words “may,” “will,” “estimate,” “pro forma,” “expect,” “plan,” “believe,” “potential,” “predict,” “target,” “should,” “would,” “could,” “continue,” “believe,” “project,” “intend,” “anticipates” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions, and strategies regarding future events and are based on currently available information as to the outcome and timing of future events.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Many of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to ones listed here. The Company faces significant barriers in its attempts to produce a solid-state battery cell and may not be able to successfully develop its solid-state battery cell. Building high volumes of multi-layer cells in the commercial form factor and with higher layer count requires substantial development effort. The Company could encounter significant delays and/or technical challenges in replicating the performance seen in its single-layer cells and early tests of the smaller form factor four-layer cells and in achieving the high yield, reliability, uniformity and performance targets required for commercial production and sale. The Company may encounter delays and other obstacles in acquiring, installing and operating new manufacturing equipment for automated and/or continuous-flow processes, including vendor delays (which we have already experienced) and challenges optimizing complex manufacturing processes. The Company may encounter delays in hiring the engineers it needs to expand its development and production efforts, delays in acquiring the facility for QS-0, and delays caused by the COVID-19 pandemic. Delays in increasing production of engineering samples would slow the Company’s development efforts. The Company may be unable to adequately control the costs associated with its operations and the components necessary to build its solid-state battery cells at competitive prices. The Company’s spending may be higher than currently anticipated. The final closing under the Company’s financing agreement with VW may not occur if the Company does not achieve certain interim technical targets by the end of the quarter. The Company may not be successful in competing in the battery market industry or establishing and maintaining confidence in its long-term business prospectus among current and future partners and customers and the duration and impact of the COVID-19 pandemic on the Company’s business. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that could materially affect the Company’s actual results can be found in the Company’s periodic filings with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.